EXHIBIT (10)(A)

               WRITTEN CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

                                S.A.B. letterhead

                                    April 21, 1999

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account B
570 Carillon Parkway
St. Petersburg, Florida  33716

           RE:  WRL Series Annuity Account B
                FILE NO. 33-63246

Gentlemen:

           We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 33-63246) of WRL Series Annuity Account B filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP

                                    By: /s/ STEPHEN E. ROTH
                                       ----------------------------
                                            Stephen E. Roth